Exhibit 10.27

SYMMETRICOM, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated as of April 29, 2011)

ARTICLE I.

ESTABLISHMENT OF THE PLAN

The Symmetricom, Inc. 2010 Employee Stock Purchase Plan, as amended and restated herein, provides employees of Symmetricom, Inc. and its Designated Subsidiaries with an opportunity to acquire a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

ARTICLE II.

DEFINITIONS

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the Committee (or the Board, to the extent that it administers the Plan).

2.2 “Board” shall mean the Board of Directors of the Company.

2.3 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4 “Committee” shall mean the Compensation Committee of the Board (or such other committee of the Board which is appointed to administer the Plan).

2.5 “Common Stock” shall mean shares of common stock of the Company.

2.6 “Company” shall mean Symmetricom, Inc., a Delaware corporation.

2.7 “Compensation” shall mean the regular straight-time earnings or base salary paid to an Eligible Employee by the Company or any Designated Subsidiary before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified retirement plan or nonqualified deferred compensation plan of the Company or any Designated Subsidiary, but excluding all overtime payments, bonuses and other incentive-type payments, reimbursements, fringe benefits, or income recognized in connection with any compensatory equity-based awards.

2.8 “Designated Subsidiary” shall mean the Subsidiaries that have been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date.

2.9 “Effective Date” shall mean the date the Plan was initially adopted by the Board, subject to its approval by stockholders of the Company.

2.10 “Eligible Employee” shall mean an Employee who (a) is customarily scheduled to work at least 20 hours per week, (b) is customarily employed for more than five (5) months in a calendar year, and (c) after the granting of the Option would not be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary. For purposes of clause (c), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, the Administrator may exclude from participation in the Plan as an Eligible Employee any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a citizen of the Unites States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan or the Option to violate the requirements of Section 423 of the Code.

2.11 “Employee” shall mean any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

2.12 “Enrollment Date” shall mean the first day of each Offering Period.

2.13 “Exercise Date” except as provided in Section 5.2, shall mean the last Trading Day of each Offering Period.

2.14 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.15 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the Exercise Date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the Exercise Date as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

2.16 “Offering Period” shall mean (a) the period commencing on March 1, 2011 and ending on the last Trading Day of August 2011, and (b) thereafter, the six-month period commencing on the first Trading Day of each March and September. The duration and timing of Offering Periods may be changed by the Administrator, in its sole discretion, provided that in no event may an Offering Period exceed twenty-seven (27) months in length.

2.17 “Option” shall mean the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.

2.18 “Option Price” shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.2 below.

2.19 “Parent” shall mean any entity that is a parent corporation of the Company within the meaning of Section 424(e) of the Code and the Treasury Regulations promulgated thereunder.

2.20 “Participant” shall mean any Eligible Employee who elects to participate in the Plan.

2.21 “Plan” shall mean this Symmetricom, Inc. 2010 Employee Stock Purchase Plan, as amended and restated herein and as may be further amended from time to time.

2.22 “Plan Account” shall mean a bookkeeping account established and maintained by the Company (or its designee) in the name of each Participant.

2.23 “Subsidiary” shall mean any entity that is a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code and the Treasury Regulations promulgated thereunder.

2.24 “Trading Day” shall mean a day on which national stock exchanges are open for trading.

ARTICLE III.

PARTICIPATION

3.1 Eligibility.

(a) Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V, and the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder.

(b) No Eligible Employee shall be granted an Option under the Plan which provides such Eligible Employee with rights to purchase stock under the Plan, together with options to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary which are subject to the Section 423 of the Code, to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which the Option is outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

3.2 Election to Participate; Payroll Deductions

(a) Except as provided in Section 3.3, an Eligible Employee may participate in the Plan only by means of payroll deduction. An Eligible Employee may elect to participate in the Plan by delivering to the Company by such time designated by the Administrator preceding the Enrollment Date for such Offering Period a payroll deduction authorization in such manner as prescribed by the Administrator.

(b) An Eligible Employee shall designate on the payroll deduction authorization form the percentage of his or her Compensation which he or she elects to have withheld for the purchase of Common Stock hereunder, which may be any whole percentage from 1% to 10% of the Participant’s Compensation. The Administrator may, for future Offering Periods, increase or decrease the maximum percentage of a Participant’s Compensation which may be withheld for the purchase of Common Stock during an Offering Period or express the limit on payroll deductions for each Participant as a fixed dollar amount. No Participant may increase or decrease the rate of payroll withholding during an Offering Period, provided, that any Participant may withdraw from the Plan during an Offering Period pursuant to Section 6.1 below. Amounts deducted from a Participant’s Compensation pursuant to this Section 3.2 shall be credited to the Participant’s Plan Account.

(c) A Participant’s election to participate in the Plan with respect to an Offering Period shall enroll such Participant in the Plan for each successive Offering Period at the same payroll deduction percentage as in effect at the termination of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period by such time and in such manner as is designated by the Administrator for enrollment in the Plan for such successive Offering Period, or unless such Participant becomes ineligible for participation in the Plan.

3.3 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

ARTICLE IV.

PURCHASE OF SHARES

4.1 Grant of Option. Subject to the limitations of Section 3.1(b), each Participant participating in such Offering Period shall be granted an Option to purchase on the Exercise Date for such Offering Period (at the applicable Option Price) up to a number of shares of Common Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than one thousand two hundred fifty (1,250) shares of Common Stock (subject to any adjustment pursuant to Section 5.2); and, provided further, that in no event shall a Participant be permitted to purchase during an twelve-month period more than two thousand five hundred (2,500) shares of Common Stock (subject to any adjustment pursuant to Section 5.2). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods. The Option shall expire on the last Trading Day of such Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article V or VI.

4.2 Option Price. The Option Price for each share of Common Stock shall be the lesser of (a) eighty five percent (85%) of the Fair Market Value of such share on the first Trading Day of an applicable Offering Period, or (b) eighty-five percent (85%) of the Fair Market Value of such share on the Exercise Date for an applicable Offering Period.

4.3 Purchase of Shares.

(a) On each Exercise Date on which he or she remains an Eligible Employee, each Participant will automatically and without any action on his or her part be deemed to have exercised his or her Option to purchase at the Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account as of such date. Any portion of a Participant’s Plan Account which was not applied to the purchase of shares of Common Stock on the Exercise Date shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after such Exercise Date, without any interest thereon; provided, however, that to the extent that the unused balance in the Participant’s Plan Account consists of cash in lieu of fractional shares of Common Stock remaining after the purchase of whole shares of Common Stock on the Exercise Date, the Administrator may, but shall not be required to, provide that such amount will be credited to such Participant’s account and carried forward to the next Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 below.

(b) As soon as practicable following each Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to subsection (a) above will be delivered, in the Company’s sole discretion, to either (i) the Participant, or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to him or her the amount withheld.

(c) A Participant shall have the right at any time to request in writing a certificate or certificates for all or a portion of the whole shares of Common Stock purchased hereunder. Upon receipt of a Participant’s written request for any such certificate, the Company shall (or shall cause its agent to), deliver any such certificate to the Participant as soon as practicable thereafter.

4.4 Transferability of Rights. An Option granted under the Plan shall not be transferable and is exercisable only by the Participant. No Option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.

ARTICLE V.

SHARES SUBJECT TO THE PLAN

5.1 Common Stock Reserved. Subject to adjustment as provided in Section 5.2, the maximum number of shares of Common Stock that may be issued upon the exercise of Options granted under the Plan shall be one million four hundred thousand (1,400,000). Shares of Common Stock made available for sale under the Plan may be authorized but unissued or reacquired shares reserved for issuance under the Plan. If and to the extent that any Option is not exercised by a Participant for any reason, or if such Option shall terminate as provided herein, shares that have not been issued pursuant to such Option shall again become available for the purposes of this Plan.

5.2 Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. The number of shares of Common Stock which have been reserved for issuance under the Plan, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least five (5) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.

(c) Merger, Acquisition or Asset Sale. In the event of a sale of all or substantially all of the assets of the Company, an acquisition of the Company or the merger of the Company with or into another corporation, each outstanding Option may be assumed or an equivalent Option substituted by the successor corporation or a parent or subsidiary of the successor corporation, with appropriate adjustments as to the number and kind of shares and prices. In the event that the successor corporation (or a parent or subsidiary of the successor corporation) refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the applicable transaction. The Administrator shall notify each Participant in writing, at least five (5) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.

(d) Limitation on Adjustments. No adjustment or action described in this Section 5.2 or in any other provision of the Plan shall be effected to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

5.3 Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which Options are to be exercised may exceed the number of shares of Common Stock that remain available for issuance under the Plan on such date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and the balance of the amount credited to a Participant’s Plan Account which was not applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after such Exercise Date, without any interest thereon.

5.4 Rights as a Stockholder. With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder when, but not until, such shares have been issued to him or her following the exercise of his or her Option.

ARTICLE VI.

TERMINATION OF PARTICIPATION

6.1 Cessation of Contributions; Voluntary Withdrawal.

(a) A Participant may cease payroll deductions during an Offering Period by delivering written notice of such cessation to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator. Upon any such cessation, the Participant may elect either to withdraw from the Plan pursuant to subsection (b) below or to have amounts credited to his or her Plan Account held in the Plan for the purchase of Common Stock pursuant to Section 4.3 for such Offering Period. Upon receipt of a notice of withdrawal from the Plan, the Participant’s payroll deduction authorization and his or her Option to purchase under the Plan shall terminate.

(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c) A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

6.2 Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the Participant’s Plan Account shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 7.2 hereof, as soon as reasonably practicable and such Participant’s Option for the Offering Period shall be automatically terminated.

ARTICLE VII.

GENERAL PROVISIONS

7.1 Administration.

(a) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each Participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(b) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.

7.2 Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s Plan Account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Plan Account in the event of such Participant’s death prior to exercise of the Option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

7.3 Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

7.4 No Right to Continued Employment. Nothing in the Plan nor an Employee’s participation herein shall be deemed to create a contract of employment, any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee at any time with or without cause.

7.5 Amendment and Termination of the Plan

(a) The Board or the Committee may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that an amendment of the Plan shall be subject to stockholder approval only to the extent necessary to satisfy the requirements of

Section 423 of the Code or any other applicable laws, regulations or rules. Except as otherwise provided in the Plan, including, without limitation, Article V or this Article VII, no amendment, suspension or termination may make any change in any outstanding Option which adversely affects the rights of any Participant without the consent of such Participant, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Options granted under the Plan comply with the requirements of Section 423 of the Code.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan and Section 423 of the Code.

(c) Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.

7.6 Use of Funds; No Interest Paid. All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited under the Plan.

7.7 Term; Approval by Stockholders. Unless earlier terminated by the Board or the Committee, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan will be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided further that if such approval has not been obtained by the end of said 12-month period, all Options previously granted under the Plan shall thereupon be canceled and become null and void.

7.8 Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.9 Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.10 Notice of Disposition of Shares. The Company may require any Participant to give the Company prompt notice of any disposition of shares of Common Stock acquired pursuant to the Plan, within two years after the applicable Enrollment Date or within one year after the applicable Exercise Date with respect to such shares. The Company may direct that the certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

7.11 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

7.12 Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

7.13 Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

7.14 Conditions To Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of Options prior to fulfillment of all the following conditions:

(a) The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

7.15 Equal Rights and Privileges. All Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury Regulations thereunder. Any provision of the Plan that is inconsistent with Section 423 or applicable Treasury Regulations thereunder will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury Regulations thereunder.

* * * * * *

The Symmetricom, Inc. 2010 Employee Stock Purchase Plan was initially duly approved by the Board of Directors of Symmetricom, Inc. on August 13, 2010.

The Symmetricom, Inc. 2010 Employee Stock Purchase Plan was duly approved by the stockholders of Symmetricom, Inc. on October 29, 2010.

I hereby certify that the foregoing amendment and restatement of the Symmetricom, Inc. 2010 Employee Stock Purchase Plan was duly ratified and approved by the Board of Directors of Symmetricom, Inc. on April 29, 2011.

Executed on this 29th day of April, 2011.

/s/ Justin R. Spencer
Corporate Secretary